As filed with the Securities and Exchange Commission on October 27, 2000

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report - October 27, 2000

Commission File           Registrant, State of Incorporation                          I.R.S. Employer
Number                    Address and Telephone Number                                Identification No.
---------------------     --------------------------------------------------------    -------------------------------

0-25595                   Niagara Mohawk Holdings, Inc.                               16-1549726
                          (a New York corporation)
                          300 Erie Boulevard West
                          Syracuse, New York 13202
                          Telephone - 315.474.1511

1-2987                    Niagara Mohawk Power Corporation                            15-0265555
                          (a New York corporation
                          300 Erie Boulevard West
                          Syracuse, New York 13202
                          Telephone - 315.474.1511

Item 5.  Other Events
---------------------

(a)      On October 27, 2000, Niagara Mohawk Holdings, Inc. issued a press release relating to its third quarter earnings for 2000.  See attached Exhibit No. 99.

Item 7.  Financial Statements and Exhibits
------------------------------------------

(c)      Exhibits - Following is the list of Exhibits furnished in accordance with the provisions of Item 601 of
         Regulation S-K, filed as part of this current report on Form 8-K.

         Exhibit No. 99 - Press release of Niagara Mohawk Holdings, Inc. issued on October 27, 2000 relating to its third quarter earnings for 2000.

                              NIAGARA MOHAWK HOLDINGS, INC. AND SUBSIDIARY COMPANIES

                                                     SIGNATURE
                                                     ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                            NIAGARA MOHAWK HOLDINGS, INC.
                                            -----------------------------
                                                     (Registrant)

Date:  October 27, 2000             By  /s/Steven W. Tasker
                                        -----------------------------
                                        Steven W. Tasker
                                        Vice President-Controller and
                                        Principal Accounting Officer,
                                        in his respective capacities
                                        as such

                                            NIAGARA MOHAWK POWER CORPORATION
                                            --------------------------------
                                                    (Registrant)

Date:  October 27, 2000             By  /s/Steven W. Tasker
                                        -----------------------------
                                        Steven W. Tasker
                                        Vice President-Controller and
                                        Principal Accounting Officer,
                                        in his respective capacities
                                        as such

                                                   EXHIBIT INDEX
                                                   -------------

Following is the index of Exhibits furnished in accordance with the provisions of Item 601 of Regulation S-K, filed as part of this current report on Form 8-K.

Exhibit No. 99 - Press release of Niagara Mohawk Holdings, Inc. issued on October 27, 2000 relating to its third quarter earnings for 2000.

EXHIBIT NO. 99

                               NIAGARA MOHAWK HOLDINGS REPORTS THIRD QUARTER RESULTS

SYRACUSE, October 27 - Niagara Mohawk Holdings, Inc. (NYSE: NMK), parent company of Niagara Mohawk Power Corp.
(Niagara Mohawk), a regulated energy delivery company, today reported financial results for the third quarter,
2000.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the 12 months ended September 30,
2000 were approximately $1.18 billion, compared with approximately $1.16 billion for 12 months ended June 30,
2000, and approximately $1.29 billion for the 12 months ended September 30, 1999.  The continued strong cash flow has allowed the company to make significant progress in retiring capital.  In 1999, the company retired over $1.1 billion in debt and so far this year has retired over $500 million of debt.  Additionally, the company has repurchased 27 million shares of its common stock.

For the third quarter, 2000, Niagara Mohawk Holdings reported earnings of $2.7 million, or 2 cents per share, as contrasted with a loss of $31.7 million, or a negative 17 cents per share, for the third quarter last year.  The prior year's third-quarter loss included an extraordinary item reflecting the early retirement of debt amounting to $13.1 million, or 7 cents per share.

Third-quarter 2000 earnings include approximately $19.4 million, or 12 cents per share, of insurance proceeds and disaster relief associated with the 1998 ice storm restoration effort.  The quarter's earnings also include
$9.5 million, or 6 cents per share, because of higher gas gross margin, and $6.2 million, or 4 cents per share, due to lower interest costs resulting from continuing debt retirement.

Conversely, third-quarter 2000 results were reduced by approximately $19.5 million, or 12 cents per share, as a result of Niagara Mohawk's exposure to higher natural gas prices, and by $3.4 million, or 2 cents per share, due to the second and third phases of electricity price reductions implemented as part of Niagara Mohawk's regulatory restructuring agreement.

Significantly higher natural gas prices impacted Niagara Mohawk's fuel and purchased power costs during the third quarter, principally because restructured contracts with Independent Power Producers began indexing to natural gas prices in July.  Fuel and purchased power costs were also higher in the quarter because of an indexed contract with the new owner of the Albany generating station and because of Niagara Mohawk's continued 25 percent ownership in the Roseton generating station.  The Albany and Roseton stations are both fueled by oil or natural gas.  With respect to its exposure to the restructured contracts with the IPPs and the Albany contract, Niagara
Mohawk has taken steps to hedge against further volatility in natural gas prices, largely by purchasing NYMEX gas futures contracts at an incremental cost of $6 million to $8 million per month through August 2001, which marks the end of the fixed price period in Niagara Mohawk's multi-year regulatory agreement.  Niagara Mohawk remains exposed to natural gas price changes at the Roseton station until the sale of the plant, projected by year-end, is completed.  Niagara Mohawk estimates its incremental exposure at Roseton for the remainder of the year to be approximately $3 million.

Commenting on the quarter, William E. Davis, chairman and chief executive officer of Niagara Mohawk Holdings said, "The value creation inherent in our aggressive capital retirement strategy was recognized by the National
Grid Group in our recently announced merger agreement."

The company reported a loss of $2.5 million, or a negative 1 cent per share, for the nine months ended September
30, 2000, as compared with a loss of $16.9 million, or a negative 9 cents per share, for the nine-month period a year ago.  Earnings for the nine-months ended September 30, 1999 included an extraordinary charge related to the early retirement of debt of $23.8 million, or 13 cents per share.

Earnings for the nine-month period ended September 30, 2000, compared to the same period in 1999, were increased by $33.7 million, or 20 cents per share, due to lower interest costs, and by $19.4 million, or 12 cents per share, related to the recovery of January 1998 ice storm costs.

The increases, however, were offset by a number of factors.  Earnings were reduced by $19.5 million, or 12 cents per share, as a result of Niagara Mohawk's exposure to higher natural gas prices; by $18.9 million, or 11 cents per share, for costs associated with the operation of the New York Independent System Operator; by $12.2 million, or 7 cents per share, for higher production from hydroelectric IPPs; and by $11.0 million, or 6 cents per share, as a consequence of electric price reductions.

Niagara Mohawk's electric revenues in the third quarter of 2000 were $829.8 million, down 2.8 percent from the third quarter, 1999.  Electric revenues for the nine months ended September 30, 2000 were $2.4 billion, down 0.9 percent compared with the same period in 1999.  Revenues from retail customers decreased 13.0 and 9.8 percent, respectively, for the three-month and nine-month periods ended September 30, 2000, while revenues from transmission, distribution and wholesale sales increased 167.2 and 120.4 percent, respectively, compared with the three-month and nine-month periods in 1999.  Retail revenues in both periods decreased primarily due to milder weather and the fact that under retail choice, more customers chose to buy electricity from energy service providers.

Niagara Mohawk's total sales of electricity, which include deliveries to customers who chose to buy electricity from energy service providers, decreased 1.8 percent for the three-month period ended September 30, 2000, and decreased 2.6 percent for the nine-month period ended September 30, 2000, as compared with the same periods in
1999.  Total sales of electricity declined primarily due to milder weather.

Niagara Mohawk's natural gas revenues for the third quarter, 2000 were $79.8 million, up 8.2 percent from the third quarter of 1999.  For the nine months ended September 30, 2000, natural gas revenues were $462.6 million, up 4.5 percent, from the same period a year ago.  Revenues in both periods reflect the recovery of higher natural gas costs.

Niagara Mohawk's total deliveries of natural gas, including the transportation of customer-owned gas, were down
9.6 percent for the three months ended September 30, 2000, and up 0.8 percent for the nine months ended September
30, 2000, as compared with the same periods a year ago.   Total deliveries in both periods were impacted by mild
weather.

Consolidated Statements of Income will be filed with the Securities and Exchange Commission on Form 8-K.

The company will host a quarterly earnings conference call today at 10:00 a.m. Eastern Daylight Time to discuss third-quarter results.  In order to join the conference call, please dial 800-370-0906 after 9:50 a.m.  For those unable to join the call at that time, a replay will be available for one week by calling 888-459-5782.

In addition, the conference call will be simultaneously webcast live and archived at http://www.NiagaraMohawk.com and http://www.vcall.com.  Listeners should go to either web site at least fifteen minutes before the event to download and install any necessary audio software.  A replay will be available beginning approximately two hours after the event.  There is no charge to access this event.

NOTE:  This release contains statements that constitute forward-looking information.  Such statements are subject to certain risks, uncertainties and assumptions.  All of these forward-looking statements are based on estimates and assumptions made by the company's management which, although believed by the company's management to be reasonable, are inherently uncertain.  Such forward-looking statements are not guarantees of future performance or results and involve certain risks and uncertainties.  Actual results or developments may differ materially from the forward-looking statements as a result of various factors.

NIAGARA MOHAWK HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                                                                            In thousands of dollars

                                                     Three Months Ended         Nine Months Ended          Twelve Months Ended
                                                        September 30,              September 30,              September 30,
                                                     2000          1999         2000         1999          2000         1999
----------------------------------------------------------------------------------------------------------------------------------
OPERATING REVENUES:
Electric                                          $1,004,847     $946,556    $2,827,261   $2,597,743   $3,694,419   $3,363,714
Gas                                                   90,953       83,009       507,130      465,220      653,136      603,036
Other                                                  3,804        4,662         5,292        4,719        8,632        4,998
--------------------------------------------------------------------------------------------------------------------------------
                                                   1,099,604    1,034,227     3,339,683    3,067,682    4,356,187    3,971,748
--------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:
Electricity purchased                                482,441      319,417     1,265,078      714,496    1,563,393      860,881
Fuel for electric generation                          19,103       53,079        48,077      157,183       80,551      218,732
Gas purchased                                         45,650       48,803       282,630      220,587      359,684      282,483
Other operation and maintenance expenses             189,229      236,337       636,598      674,615      895,979      925,654
Amortization/accretion of MRA/IPP buyout costs        93,903       90,553       281,539      271,814      373,099      361,029
Depreciation and amortization                         77,492       79,752       233,804      268,677      310,600      359,719
Other taxes                                           70,672      106,048       209,446      327,070      294,834      430,051
-------------------------------------------------------------------------------------------------------------------------------
                                                     978,490      933,989     2,957,172    2,634,442    3,878,140    3,438,549
-------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                     121,114      100,238       382,511      433,240      478,047      533,199
Other income (deductions)                             (4,173)       7,527        (6,538)       4,113       (6,713)       2,759
-------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INTEREST CHARGES                       116,941      107,765       375,973      437,353      471,334      535,958

Interest charges                                     108,249      117,661       329,146      377,896      436,490      509,965
Preferred dividend requirement of subsidiary           7,871        8,991        23,679       27,039       33,448       36,063
-------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES                        821      (18,887)       23,148       32,418        1,396      (10,070)

Income taxes                                          (1,903)        (234)       24,759       25,536       21,173        9,505
-------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                2,724      (18,653)       (1,611)       6,882      (19,777)     (19,575)

Extraordinary item - Loss from the
 extinguishment of debt, net of income taxes               -      (13,054)         (909)     (23,804)        (909)     (23,804)
-------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                     $2,724     ($31,707)      ($2,520)    ($16,922)    ($20,686)    ($43,379)
-------------------------------------------------------------------------------------------------------------------------------
Average number of shares of common stock
 outstanding (in thousands)                          161,001      187,365       169,782      187,365      173,528      187,365

Basic and diluted earnings (loss) per average
 share of common stock before extraordinary item       $0.02       ($0.10)       ($0.01)       $0.04       ($0.11)      ($0.10)

Extraordinary item per average share of
 common stock                                              -        (0.07)            -        (0.13)       (0.01)       (0.13)
-------------------------------------------------------------------------------------------------------------------------------
Basic and diluted earnings (loss) per average
 share of common stock                                 $0.02       ($0.17)       ($0.01)      ($0.09)      ($0.12)      ($0.23)
--------------------------------------------------------------------------------------------------------------------------------

OTHER OPERATING DATA:
Earnings before interst charges, interest income, income taxes, depreciation and amortization, amortization of nuclear fuel, allowance for funds used during construction, amortization/
accretion of MRA/IPP buyout cots, deferral of MRA intereset rate savings, and
extraordinary items (EBITDA). . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . .  . . . .. . $1,180,787   $1,289,167*

Net cash interest . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . .  . . .  . . $  351,620   $  423,371

Ratio of EBITDA to net cash interest. . . . . . . . .. . . . . . . . . . . . . . . . . . . .. . .. . .        3.4          3.0

NOTES:

- The above information is not given in connection with any sale or offer to sell or buy any stock or security.
- The Company files periodic reports pursuant to the Securities Exchange Act of 1934.
  Accordingly, with respect to the fiancial information set forth above, you are requested to refer to such filings for more detailed information.

* EBITDA for the 12 months ended September 30, 1999, which had been reported as
  $1,278,000, has been restated reflecting a change in the company's EBITDA calculation methodology.

NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

                                                                              In thousands of dollars

                                                     Three Months Ended          Nine Months Ended            Twelve Months Ended
                                                        September 30,               September 30,                September 30,
                                                      2000        1999           2000          1999           2000           1999
-------------------------------------------------------------------------------------------------------------------------------------
OPERATING REVENUES:
Electric                                            $829,785    $853,588      $2,428,057    $2,451,220     $3,224,594     $3,206,316
Gas                                                   79,752      73,708         462,577       442,558        599,602        573,894
-------------------------------------------------------------------------------------------------------------------------------------
                                                     909,537     927,296       2,890,634     2,893,778      3,824,196      3,780,210
-------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:
Electricity purchased:
     Independent power producers                      67,362      61,938         238,538       262,159        315,126        333,830
     Hydro/Fossil power purchase agreements           27,610      61,738          85,154        67,966        142,516         67,966
     NYISO                                           142,619           -         382,501             -        415,120              -
     Swap payments                                    25,560      26,961          53,097        70,282         80,991        102,450
     New York Power Authority                         38,925      54,782         105,263        83,509         21,754        107,077
     New York Power Pool                                   -      17,363               -        47,996              -         50,987
     Other                                             1,710       8,680           5,315        43,874        125,613         48,790
-------------------------------------------------------------------------------------------------------------------------------------
                                                     303,786     231,462         869,868       575,786      1,101,120        711,100

Fuel for electric generation                          19,103      53,079          48,077       157,183         80,551        218,732
Gas purchased                                         34,009      39,672         237,974       198,432        306,265        254,201
Other operation and maintenance expenses             182,071     228,082         619,583       659,984        871,824        907,429
Amortization/accretion of MRA/IPP buyout costs        93,903      90,553         281,539       271,814        373,099        361,029
Depreciation and amortization                         77,360      79,584         233,404       268,255        310,079        359,132
Other taxes                                           70,533     105,859         208,785       326,570        294,057        429,277
-------------------------------------------------------------------------------------------------------------------------------------
                                                     780,765     828,291       2,499,230     2,458,024      3,336,995      3,240,900
-------------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                     128,772      99,005         391,404       435,754        487,201        539,310

Other income (deductions)                             (7,170)      4,968         (14,562)       (2,939)       (17,165)        (7,890)
-------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INTEREST CHARGES                       121,602     103,973         376,842       432,815        470,036        531,420

Interest charges                                     108,249     117,661         329,146       377,896        436,490        509,965
-------------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES                     13,353     (13,688)         47,696        54,919         33,546         21,455

Income taxes                                             106      (3,299)         25,393        22,365         22,054          6,334
-------------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM               13,247     (10,389)         22,303        32,554         11,492         15,121

Extraordinary item - Loss from the extinguishment
     of debt, net of income taxes
                                                           -     (13,054)           (909)      (23,804)          (909)       (23,804)
-------------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                     13,247     (23,443)         21,394         8,750         10,583         (8,683)

Dividends on preferred stock
                                                       7,871       8,991          23,679        27,039         33,448         36,063
-------------------------------------------------------------------------------------------------------------------------------------
BALANCE AVAILABLE FOR COMMON STOCK                    $5,376    ($32,434)        ($2,285)     ($18,289)      ($22,865)      ($44,746)
-------------------------------------------------------------------------------------------------------------------------------------

NOTES:
- The above information is not given in connection with any sale or offer to sell or buy any stock or security.
- The Company files periodic reports pursuant to the Securities Exchange Act of 1934.
  Accordingly, with respect to the financial information set forth above, you are requested to refer to such filings more more detailed information.

                                                                NIAGARA MOHAWK HOLDINGS, INC.
                                                                -----------------------------
                                                                        (Unaudited)
                                                                      EARNINGS REPORT
                                                                      ---------------
                                                                 (In thousands of dollars)

                                            Three Months Ended        Nine Months Ended        Twelve Months Ended
                                               September 30,            September 30,             September 30,
                                         -----------------------  -----------------------  ------------------------
                                             2000        1999         2000        1999         2000        1999
                                         -----------------------  -----------------------  ------------------------
Operating Revenues                       $1,099,604  $1,034,227   $3,339,683  $3,067,682   $4,356,187  $3,971,748
Operating Income                            121,114     100,238      382,511     433,240      478,047     533,199
Income (Loss) Before
  Extraordinary Item                          2,724     (18,653)      (1,611)      6,882     (19,777)     (19,575)
Extraordinary Item for Loss from
  Extinguishment of Debt (Net)                   --     (13,054)        (909)    (23,804)       (909)     (23,804)
Net Income (Loss)                          $  2,724   $ (31,707)    $ (2,520)  $ (16,922)  $ (20,686)   $ (43,379)
Average Number of Shares of
  Common Stock Outstanding
  (in thousands)                            161,001     187,365      169,782     187,365     173,528      187,365
Basic and Diluted Earnings (Loss)
  per Average Share of Common Stock         $  0.02     $ (0.10)     $ (0.01)   $   0.04    $  (0.11)    $  (0.10)
Extraordinary Item per Average Share
  of Common Stock                                --       (0.07)          --       (0.13)      (0.01)       (0.13)
Basic and Diluted Earnings (Loss) per
  Average Share of Common Stock             $  0.02     $ (0.17)     $ (0.01)   $  (0.09)   $  (0.12)     $ (0.23)

EBITDA                                           --          --           --          --   $1,180,787   $1,289,167*
Net Cash Interest                                --          --           --          --     $351,620     $423,371
Ratio of EBITDA to Net Cash Interest             --          --           --          --          3.4          3.0
                                         -----------------------  -----------------------  ------------------------

Note 1:  The above information is not given in connection with any sale or offer to sell or buy any stock or security.
Note 2:  The company files periodic reports pursuant to the Securities Exchange Act of 1934.  Accordingly, with respect to the financial information set forth above, you are requested to refer to such filings for more detailed information.

*EBITDA for the 12 months ended September 30, 1999, which had been reported as $1,278,000 has been restated, reflecting a change in the company's EBITDA calculation methodology.